Exhibit 99.1

                 WESTBANK CORPORATION REPORTS INCREASED EARNINGS

WEST SPRINGFIELD, Mass., Oct. 27 /PRNewswire-FirstCall/ -- Westbank Corporation (Nasdaq: WBKC) today reported net income increased by $746,000 and totaled $1,198,000 for the quarter ended September 30, 2005, representing $.25 per share (diluted) versus $452,000 or $.09 per share (diluted) for the quarter ended September 30, 2004.

For the nine-month period ended September 30, 2005, net income totaled $3,857,000 or $.79 per share (diluted) versus $3,482,000 or $.72 per share (diluted) for the same period ended September 30, 2004.

During the third quarter of 2004, earnings were impacted by a write-down of $807,000 related to the redemption of the Corporation's prior trust preferred security described below and a write-down of preferred stock deemed to be other than temporarily impaired in the amount of $583,000.

For the quarter and nine-month period ended September 30, 2005, net interest income totaled $5,583,000 and $17,043,000 respectively compared to $5,682,000 and $16,946,000 for the same periods during 2004.

During the quarter ended September 30, 2005, the Corporation's provision for loan losses was $0 compared to $150,000 for the quarter ended September 30, 2004.

The allowance for loan losses totaled $4,283,000 or 0.98% of total loans at September 30, 2005 as compared to $4,356,000 or 0.99% of total loans at December 31, 2004. Non-performing loans totaled $1,993,000 or 0.46% of total loans and the Corporation held other real estate owned totaling $630,000 at September 30, 2005.

Non-interest income was $1,002,000 for the quarter ended September 30, 2005 versus $489,000 for the quarter ended September 30, 2004. Included in non-interest income for the third quarter of 2005 was $250,000 representing a gain on sale of loans. Included in non-interest income during the third quarter of 2004 was a gain on sale of securities totaling $280,000 offset by the write-down of preferred stock deemed other than temporarily impaired totaling $583,000, as discussed above.

Non-interest expense for the quarter ended September 30, 2005 was $4,838,000 versus $5,457,000 for the quarter ended September 30, 2004. Included in non-interest expenses for the quarter ended September 30, 2004 was the write-down of $807,000 related to the redemption of the Corporation's trust preferred security that was redeemed on September 30, 2004. The $807,000 represented the unamortized origination costs of the Corporation's initial trust preferred security issued during September 1999. The trust preferred security was redeemed and replaced with trust preferred securities bearing a lower interest rate.

As of September 30, 2005, investments totaled $283,332,000, while net loans totaled $431,337,000 as of September 30, 2005. Total assets increased to $771,086,000 as of September 30, 2005 versus $755,547,000 at the end of 2004 and deposits grew to $589,795,000 as of September 30, 2005.

Stockholders' equity at September 30, 2005 was $47,531,000, representing a book value of $9.98 per share. For the nine-month period ended September 30, 2005, the return on average assets was 0.68%, while the return on average equity was 10.81%. The Corporation's net interest margin for the quarter and nine-month period ended September 30, 2005 was 3.15% and 3.19% respectively.

Donald R. Chase, President and CEO, said, "The Corporation continued the restructuring of its residential real estate loan portfolio in anticipation of additional increases in interest rates." The Corporation sold $22 million of long-term, fixed rate mortgages during the quarter ended September 30, 2005 after completing a similar sale during the second quarter of 2005.

Chase stated, "Commercial loan activity continued to be very strong, with commercial loans increasing by more than $27 million or 14% as of September 30, 2005 verses September 30, 2004.

"Our new Financial Services Division has been very well received. After just the first few months of operations, our Financial Services representatives have more than $5 million under management," according to Chase. "In addition," Chase said, "we are pleased to announce a new service recently offered to retail customers called Overdraft Privilege. This service makes available overdraft limits to consumer checking account customers of between $400-$1,000 depending on their type of product."

Westbank Corporation is the parent company of Westbank, a West Springfield, Massachusetts, commercial bank and trust company operating 17 banking offices in Massachusetts and Connecticut, with $771 million of total assets as of September 30, 2005.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors that include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by it or on its behalf.

Condensed Consolidated Balance Sheets
Westbank Corporation and Subsidiaries

                                        September 30,    December 31,
(In thousands)                              2005            2004
-------------------------------------   -------------   -------------
                                                (Unaudited)
Assets
Cash and due from banks
   Non-interest bearing                 $      15,152   $      12,451
   Interest bearing                                 9              34
Federal funds sold                                 61             669
Total cash and cash equivalents                15,222          13,154
Securities held to maturity                   128,946         112,424
Securities available for sale                 154,386         155,405
Loans                                   $     435,620   $     438,475
   Less allowance for loan
    losses                                      4,283           4,356
Net loans                                     431,337         434,119
Investment in Federal Home Loan Bank
 stock                                          6,450           6,450
Bank premises and equipment                     7,255           6,885
Other real estate owned - net                     630             630
Goodwill                                        8,837           8,837
Bank-owned life insurance                       9,073           9,204
Other intangible assets                           862             862
Investment in unconsolidated
 investees                                        526             526
Other assets                                    7,562           7,051
Total Assets                            $     771,086   $     755,547

Liabilities and Stockholders' Equity
Deposits
   Non-interest bearing                 $      84,338   $      83,864
   Interest bearing                           505,457         505,274
      Total deposits                          589,795         589,138
Funds borrowed                                111,574          97,354
Payable to Westbank Capital Trust II            8,763           8,763
Payable to Westbank Capital Trust III           8,763           8,763
Other liabilities                               4,660           4,067
   Total Liabilities                          723,555         708,085

Stockholders' equity
   Common stock                                 9,541           9,493
   Unearned compensation -
      restricted stock                         (1,479)         (1,652)
   Additional paid in capital                  19,004          20,377
   Retained earnings                           21,835          19,958
   Treasury stock                                (167)           (606)
   Accumulated other comprehensive
    income                                     (1,203)           (108)
      Total stockholders' equity               47,531          47,462
Total Liabilities and Stockholders'
 Equity                                 $     771,086   $     755,547

Condensed Consolidated Statements of Income
Westbank Corporation and Subsidiaries

                                                Quarter Ended                 Nine Months Ended
                                                September 30,                   September 30,
(Dollar amounts in thousands, except    -----------------------------   -----------------------------
 per share data)                            2005             2004           2005            2004
------------------------------------    -------------   -------------   -------------   -------------
                                                                 (Unaudited)
Income:
   Interest and fees on
    loans                               $       6,528   $       6,140   $      19,315   $      18,448
   Interest on securities                       3,102           3,227           9,332           9,331
   Interest on federal
    funds sold                                      2               8               7              17
Total interest income                           9,632           9,375          28,654          27,796
Interest expense                                4,049           3,693          11,611          10,850
Net interest income                             5,583           5,682          17,043          16,946
Provision for loan losses                           -             150             140             150
Net interest income after
   provision for loan
    losses                                      5,583           5,532          16,903          16,796
Gain on sale of securities
   available for sale                               -             280              96             507
Other-than-temporary
 impairment
 of investment
    securities                                      -            (583)              -            (583)
Gain on sale of loans                             250              14             415             441
Other non-interest income                         752             778           2,610           2,335
Total non-interest income                       1,002             489           3,121           2,700
Non-interest Expense:
   Salaries and benefits                        2,736           2,644           8,253           7,807
   Occupancy - net                                420             387           1,324           1,233
   Other non-interest
    expense                                     1,682           2,426           5,003           5,506
Total non-interest expense                      4,838           5,457          14,580          14,546
Income before income taxes                      1,747             564           5,444           4,950
Income taxes                                      549             112           1,587           1,468
Net Income                              $       1,198   $         452   $       3,857   $       3,482

Earnings per share
       Basic                            $        0.26   $        0.10   $        0.82   $        0.76
       Diluted                          $        0.25   $        0.09   $        0.79   $        0.72
Weighted average shares
 outstanding
       Basic                                4,694,043       4,694,391       4,717,454       4,572,912
       Diluted                              4,870,555       4,950,096       4,906,499       4,831,114

SOURCE  Westbank Corporation
    -0-                             10/27/2005
    /CONTACT: John M. Lilly, Treasurer and Chief Financial Officer of Westbank Corporation, +1-413-747-1465/
    (WBKC)